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                                                                       EXHIBIT 5

July 1, 2002

Education Lending Group, Inc.
12760 High Bluff Drive
Suite 210
San Diego, California  92130


         Re:      Education Lending Group, Inc. Registration Statement on Form
S-8 - Stock Option Plan

Ladies and Gentlemen:

         Education Lending Group, Inc. ("Education Lending Group") is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") for the registration, under the Securities Act of 1933, as amended, of 1,000,000 shares of common stock, par value $.001, of Education Lending Group ("Common Stock") to be issued from time to time pursuant to the terms of the Stock Option Plan, as amended, effective as of April 4, 2002 (the "Plan").

         Item 601 of Regulation S-B and the instructions to Form S-8 require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to a Form S-8 registration statement if the securities are original issue shares. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

         In rendering this opinion, we have examined (a) the Certificate of Incorporation and the By Laws of Education Lending Group, (b) the Plan, and (c) such records and documents as we have deemed advisable in order to render this opinion. As a result of the foregoing, we are of the opinion that:

                  (1) Education Lending Group is a corporation validly organized and existing and in good standing under the laws of the State of Delaware.

                  (2) When issued, the Common Stock which is the subject of the Registration Statement will be legally issued, fully paid and non-assessable.

         We hereby consent to the use and filing of this opinion in connection with the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Thompson Hine LLP

                                                  Thompson Hine LLP

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